Exhibit 99.1
[GENAERA LOGO]

FOR IMMEDIATE RELEASE
Contact:
Genaera Corporation	Shirley Chow - Porter Novelli Life Sciences
Investor Relations	Media
(610) 941-5675	(212) 601-8308
www.genaera.com	schow@pnlifesciences.com

Genaera Releases Phase 1 Data and New Preclinical Data on the CNS Function of Trodusquemine (MSI-1436) at CBI Obesity Summit

Plymouth Meeting, Pa. – July 25, 2008 – Genaera Corporation (NASDAQ: GENR) today announced interim Phase 1 safety and pharmacokinetic (PK) data and new preclinical data on trodusquemine (MSI-1436), Genaera’s lead drug candidate for the treatment of type 2 diabetes and obesity, during the CBI 4th Annual Obesity Drug Development Summit in Arlington, Virginia. Dr. Michael McLane, Vice President, Nonclinical Development, presented “Trodusquemine: A First-in-Class Allosteric PTP1B Inhibitor for the Treatment of Type 2 Diabetes and Obesity,” concluding that systemically administered MSI-1436 is well tolerated by type 2 diabetic subjects across its likely range of clinical doses and is functionally active in the hypothalamus, the most important area of the brain for the regulation of food intake, adiposity and glucose homeostasis.

Interim results from Genaera’s second Phase 1 clinical trial (Study MSI-1436C-103) of MSI-1436, a novel inhibitor of PTP1B, demonstrated that the drug was well-tolerated by the overweight and obese volunteers with type 2 diabetes at anticipated therapeutic dose levels with a very low level of adverse events and no evidence of serious adverse events. No pharmacodynamic (PD) effects were anticipated or observed in this study with a single dose of MSI-1436. There were no significant changes in vital signs, cardiovascular parameters (as assessed by ECG and cardiac telemetry), clinical laboratory or hematology parameters. Moreover, PK profiles of MSI-1436 in the four cohorts of the study showed a consistent pattern with minimal subject-to-subject variability. Linearity of peak trodusquemine concentration (Cmax) was observed across the range of doses studied. Values for a wide range of endocrine and metabolic biomarkers as well as evaluations of mood and cognition were also found to be stable in subjects receiving all levels of the drug or placebo during the trial. These positive Study MSI-1436C-103 results are expected to enable further study to fully validate proof-of-concept of MSI-1436 in an ascending multiple-dose clinical trial planned to begin later this year.

Data were also presented from preclinical studies which demonstrated that systemically administered MSI-1436 crossed the blood-brain barrier and functionally inhibited PTP1B in the hypothalamus. In this study, rats were administered a single dose of MSI-1436 one day prior to receiving insulin; 30 minutes post-insulin, hypothalami were harvested to determine the level of phosphorylated-insulin receptor beta, a target of PTP1B. Previous studies had shown that MSI-1436 is a reversible, noncompetitive inhibitor of PTP1B with the ability to cross the blood brain barrier. In the hypothalamus, MSI-1436 enhanced the insulin-induced phosphorylative state of the insulin receptor, which confirms the functionality of MSI-1436 in this key regulatory center of the brain. The combination of central and peripheral inhibition makes MSI-1436 a promising therapeutic candidate for both obesity and type 2 diabetes.

“The data reported today support continuing confidence in our ability to administer trodusquemine to a wide range of obese and type 2 diabetic patients,” stated Jack Armstrong, President and Chief Executive Officer of Genaera. “MSI-1436 is the only reversible, noncompetitive inhibitor of PTP1B in clinical stage development that functionally inhibits PTP1B in the periphery and in the hypothalamus. This dual mechanism of action, with the demonstrated ability to cross the blood-brain barrier, makes MSI-1436 an exciting therapeutic for further clinical study.”

About Trodusquemine (MSI-1436)

Trodusquemine is a centrally and peripherally-acting appetite suppressant and the first highly selective inhibitor of protein tyrosine phosphatase 1B (PTP1B). PTP1B is central to controlling the function of both the leptin and insulin pathways. By inhibiting PTP1B, MSI-1436 is expected to decrease appetite and normalize blood sugar. Trodusquemine has produced consistent, sustainable weight loss in a variety of animal models and appears to overcome metabolic readjustment, which often limits sustained weight loss during caloric restriction. In addition, trodusquemine has shown the ability to reverse co-morbidities associated with obesity such as abnormal glucose metabolism and cholesterol elevation.

About Genaera

Genaera Corporation is focused on advancing the science and treatment of metabolic diseases. The Company has significant market opportunities with a first-in-class molecule, trodusquemine (MSI-1436), that has the potential to redefine the treatment paradigm for obesity and type 2 diabetes and is presently in a phase 1 trial in obesity. In addition, Genaera has a value-driven, fully out-licensed partnership with MedImmune, Inc. for a second core program that is presently undergoing phase 2 clinical testing in asthma. Genaera is committed to directing resources to its core program and the aggressive clinical development of its key assets to build stockholder value. For further information, please see our website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results, clinical development plans and prospects for Genaera's programs including trodusquemine (MSI-1436) and the IL-9 antibody program. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates including trodusquemine (MSI-1436) and the IL-9 antibody program may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborator, in connection with the development and commercialization of Genaera's IL-9 antibody program; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.

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